Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-119351, 333-52470 and 333-129816) and Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-107793, 333-59212, 333-135282, 333-141600 and 333-154775) of Allscripts-Misys Healthcare Solutions, Inc. of our report dated February 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Eclipsys Corporation, which is incorporated by reference in this Current Report on Form 8-K of Allscripts-Misys Healthcare Solutions, Inc. dated June 9, 2010.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 9, 2010

1